Exhibit 3(i)

                                        Restatement Effective
                                        February 16, 1994

                                        By s/James C. Kostelni
                                           -------------------
                                        James C. Kostelni
                                        President and Vice-
                                        Chairman of the Board

                             BYLAWS

                               of

                   GEORGIA BONDED FIBERS, INC.

              (as amended through January 21, 1998)

                           ----------


                           Article I.

                             OFFICES

     The principal office of the corporation shall be in such place in the City of Newark, State of New Jersey, as the Board of Directors may from time to time direct. The corporation may also establish and have such other offices needed for the conduct of its business at such other place or places as may from time to time be designated by the Board of Directors.


                           Article II.

                              SEAL

     The corporation shall have a seal of duly approved form and design, an impression of which is affixed hereto.


                          Article III.

                     STOCKHOLDERS' MEETINGS

     Section A. Annual Meeting. The annual meeting of the stockholders for the election of directors and for the transaction of such other business as may properly come before it shall be at the registered office or at any other place within or without the State of New Jersey determined by the Board of Directors on the last Thursday in October in each year, or such other date as may be determined by the Board of Directors.

     Section B. Quorum. The presence, in person or by proxy, of holders of a majority of the shares entitled to vote shall constitute a quorum.
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     Section C.  Special Meetings.  Special meetings of the
stockholders shall be held at the principal office of the corporation, or at such other place as the Board of Directors may select. Such meetings, other than those regulated by statute, may be called at any time by the Board of Directors,or a majority thereof, or by the Chairman of the Board or by the President. It shall be the duty of the President or the Board of Directors to call such meetings whenever so requested in writing by the stockholders of record who own at least 45% of the shares of the capital stock of the corporation, entitled to vote as such meetings. Notice of such meetings shall specify the object or objects thereof, and no other business than that specified in such notice shall be considered at any such meeting, except upon unanimous consent of all stockholders entitled to notice thereof.

     Section D. Notice of Meetings. A written or printed notice of each annual or special meeting of the stockholders of the corporation, signed by the Chairman of the Board, the President or the Vice-President or Secretary, which shall state the time, place and objects of such meeting, shall be delivered personally or by mail, not less than ten nor more than sixty days before a meeting unless otherwise provided by law, to each stockholder of record entitled to vote at such meeting, and to each stockholder who, by reason of any action proposed at such meeting, would be entitled to have his stock appraised, if such action were taken. If mailed, the notice shall be directed to the stockholder at his address as it appears on the stock book, unless he shall have filed with the Secretary of the corporation a written request that notices intended for him be mailed to some other address, in which case it shall be mailed to the address designated in such request. Any stockholder may at any time by a duly signed statement in writing to that effect waive any statutory or other notice of any meeting, whether such statement be signed before or after such meeting.

     Section E. Proxies. Any stockholder of record entitled to vote may be represented at any regular or special meeting of the stockholders by a duly appointed proxy. All proxies shall be written and properly signed, but shall require no other attestation, and shall be filed with the Secretary of the meeting before being voted.

     Section F. Order of Business. The order of business at all meetings of the stockholders, unless changed by majority vote, shall be as follows:

     1.   Roll call.

     2.   Proof of notice of meeting or waiver of notice.

     3.   Reading of minutes of preceding meeting.

     4.   Report of Officers.

     5.   Reports of Committees.  (If any)

     6.   Election of Inspectors of Election.  (If any)

     7.   Election of Directors.
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     8.   Unfinished Business.

     9.   New Business.


                           Article IV.

                            DIRECTORS

     Section A. Number, Term of Office, etc. The directors of the corporation shall be ten (10) in number. The directors shall be elected in the manner provided by these Bylaws, at the annual meeting of the stockholders of the corporation. Election to the Board of Directors shall be for staggered terms with one-third (1/3) the directors elected for a term of one (1) year, one-third (1/3) the directors elected for a term of two
(2) years,and one-third (1/3) the directors elected for a term of three (3) years; and thereafter one-third (1/3) of the membership of the Board shall be elected annually. Each director shall serve thereafter until his successors shall be elected and qualified. Any one or more of the directors may be removed, either with or without cause, at any time by a vote of a majority of the stockholders at a special meeting called for this purpose. Any vacancy occurring in the Board of Directors shall be filled for the unexpired term by a majority vote of the remaining directors. [As amended by Board of Directors' resolution of October 24, 1991.]

     Section B. Duties and Powers. The Board of Directors shall have the control and management of the affairs of the corporation and shall exercise all such powers of the corporation, and do all such lawful acts and things necessary or expedient in the control and management thereof, as are not by statute or by these Bylaws directed or required to be exercised or done by the stockholders. The directors may adopt such rules and regulations for the conduct of their meetings and the management of the corporation as they may deem proper, not inconsistent with the law.

     Section C. Meetings. Meetings of the Board of Directors shall be held at the office of the corporation, or any other place which the Chairman or a majority of the Board of Directors may from time to time designate. There shall be an annual meeting of the Board of Directors held upon the day of their election, or as soon thereafter as convenient. Other regular meetings of the Board shall be held at such time and places as the Board of Directors shall from time to time by resolutions prescribe. Special meetings of the Board of Directors shall be held whenever called by the Chairman and may be held in any manner provided by law. Notice of each meeting as required by law shall be given to each director by the Secretary. A majority of the directors shall constitute a quorum for the transaction of business, but the director or directors present, if less than a quorum, may adjourn any meeting from time to time until such quorum shall be present. All questions coming before the Board shall be determined and decided by a majority vote of those present. Each director shall be entitled to one vote at all meetings of directors.

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                           Article V.

                       EXECUTIVE COMMITTEE

     Section A. Designation, Number and Powers. The Board of Directors, by resolution adopted by a majority of the number of directors fixed by these Bylaws, may designate three or more Directors, including the Chairman of the Board and the President, to constitute an Executive Committee, which shall have and may exercise any of the powers of the Board of Directors granted by the resolution, and permitted by law. The Executive Committee shall report its action to the Board of Directors.

     Section B. Meetings and Notice. The Executive Committee may make rules for the holding and conduct of its meetings and the keeping of the records thereof. Meetings of the Executive Committee may be called by any member. Reasonable notice of all meetings of the Executive Committee shall be given the members thereof unless such notice shall be waived in writing, either before or after the meeting. Members of the Executive Committee shall receive such compensation for attendance at meetings as may be fixed by the Board of Directors.


                           Article VI.

                            OFFICERS

     Section A. Election. The Board of Directors may elect from its own number a Chairman of the Board and a Vice-Chairman of the Board, and shall elect a President from its own number and a Secretary and a Treasurer. In addition, it may elect a Comptroller and such other officers as the Board of Directors from time to time may see fit. The Chairman of the Board likewise may appoint any officer not already elected by the Board of Directors. [As amended by Board of Directors' resolution of February 16, 1994.]

     Section B. Removal. In its discretion the Board of Directors by a vote of a majority of the Board may leave unfilled for any such period as it may fix by resolution any office except those of President, Secretary and Treasurer. Any officer or agent shall be subject to removal at any time by the affirmative vote of a majority of the whole Board of Directors. Any officers, agent or employee, other than officers appointed by the Board of Directors, shall hold office at the discretion of the officer appointing them.

     Section C. Duties of the Chairman and Vice-Chairman. The Chairman of the Board of Directors if elected, or failing his election, the President, shall be the Chief Executive Officer of the Company, and shall preside at all meetings of the stockholders and board of directors. He may appoint officers, agents or employees other than those appointed by the Board of Directors. He may sign, execute and deliver in the name of the Company all documents not required by law to be signed by the President. He shall have such other powers as may be conferred
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upon him by the Board of Directors.  The Vice-Chairman, if
elected, may serve as, and perform all duties of, the Chairman in the Chairman's absence or inability to act. [As amended by Board of Directors' resolution of February 16, 1994.]

     Section D. Duties of the President. The President shall be the Chief Operating Officer of the Company, and shall, in general, supervise and control all of the business and affairs of the Company. In the absence of the Chairman of the Board, he shall preside at all meetings of the stockholders and of the Board of Directors. In the absence of the Chairman of the Board, he shall exercise all of the powers of the Chairman. He shall see that reports, statements and other documents required by law are properly filed. He shall, in general, perform all duties incident to the office of President and shall have all of the powers and duties granted or imposed by law upon the President, and shall perform such other duties as shall be prescribed from time to time by the Board of Directors. [As amended by Board of Directors' resolution of October 21, 1993.]

     Section E.  Duties of the Secretary.  The Secretary shall:
(a) see that all notices are duly giving in accordance with the provisions of these Bylaws or as required by law; (b) be custodian of the corporate records; and (c) in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to the Secretary by the Board of Directors. In the absence of the Secretary, or in the event of his death, inability, or refusal to act, an Assistant Secretary, if any, shall perform the duties of the Secretary. [As amended by Board of Directors' resolution of October 21, 1993.]

     Section F. Duties of the Treasurer. The Treasurer shall be the chief financial and accounting officer of the Corporation. He shall have charge and custody of and be responsible for all funds and securities of the Corporation and shall cause all such funds and securities to be deposited in such banks and depositaries as the Board of Directors from time to time may direct. He shall maintain adequate records of all assets, liabilities and transactions of the Corporation in accordance with generally accepted accounting practices; shall exhibit his accounts and records to the Board and the Officers as often and in such manner as they shall require. He shall in general perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board of Directors or the President.

     Section G. (Reserved) [As amended by Board of Directors' resolution of October 21, 1993.]

     Section H. Duties of Other Officers. All other officers, including Assistant Secretaries and Assistant Treasurers, as may be from time to time appointed by the Chairman of the Board of Directors shall have such duties and shall hold such office for such terms as may then be designated by the Chairman. [As amended by Board of Directors' resolution of February 16, 1994.]
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     Section I.  Combination of Offices.  Any one or more
offices may be held by the same person, except that the offices of President and Secretary may not be held by the same person. [As amended by Board of Directors' resolution of February 16, 1994.]

     Section J.  Compensation of Officers.  The Board of
Directors shall fix the compensation of the Chairman of the Board of the Corporation and the Chairman of the Board shall fix the compensation of all other officers and employees of the corporation.


                          Article VII.

               INDEMNITY OF OFFICERS AND DIRECTORS

     Any present or future director or officer, or the executor, administrator or other legal representative of any such director or officer, shall be indemnified by the company against reasonable costs, expenses (exclusive of any amount paid to the corporation in settlement) and counsel fees paid or incurred in connection with any action, suit or proceeding to which any such director or officer or his executor, administrator or other legal representative may hereafter be made a party by reason of his being or having been such director or officer, provided, (1) said action, suit or proceeding shall be prosecuted against such director or officer or against his executor, administrator or other legal representative to final determination, and it shall not be finally adjudged in said action, suit or proceeding that he had been derelict in the performance of his duties as such director or officer, or (2) said action, suit or proceeding shall be settled or otherwise terminated as against such director or officer or his executor, administrator or other legal representative without a final determination on the merits, and it shall be determined that such director or officer had not in any substantial way been derelict in the performance of his duties as charged in such action, suit or proceeding, such determination to be made by a majority of the members of the board of directors who were not parties to such action, suit or proceeding, though less than a quorum, or by any one or more disinterested persons to whom the question may be referred by the board of directors. The foregoing right of indemnification shall not be exclusive of any other rights to which any director or officer may be entitled as a matter of law or which may be lawfully granted to him; and the indemnification hereby granted by the company shall be in addition to and not in restriction or limitation of any other privilege or power which the company may lawfully exercise with respect to the indemnification or reimbursement of directors, trustees, officers or employees.

                          Article VIII.

                          CAPITAL STOCK

     Section A. Stock Certificates. Certificates for stock of the Company shall be in such form as the Board of Directors may from time to time prescribe and shall be signed by the President or a Vice-President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary. If certificates are signed by Transfer Agent, acting in behalf of the Company, and a Registrar, the signatures of the officers of the Company may be facsimile.

     Section B. Transfer Agent. The Board of Directors shall have the power to appoint one or more Transfer Agents and Registrars for the transfer and registration of certificates of stock of any class, and may require that stock certificates shall be countersigned and registered by one or more of such Transfer Agents and Registrars.

     Section C. Transfer of Stock. Shares of capital stock of the Company shall be transferable on the books of the Company only by the holder of record thereof in person or by a duly authorized attorney, upon surrender and cancellation of certificates for a like number of shares.

     Section D. Lost Certificates. In case any certificate for the capital stock of the Company shall be lost, stolen or destroyed, the Company may require such proof of the fact and such indemnity to be given to it and to its Transfer Agent and Registrar, if any, as shall be deemed necessary or advisable by it.

     Section E. Holder of Record. The Company shall be entitled to treat the holder of record of any share or shares of stock as the holder thereof in fact and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

     Section F. Closing of Books. The Board of Directors shall have power to close the stock transfer books of the Company for a period ont exceeding 50 days preceding the date of any meeting of stockholders or the date for payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect; provided that, in lieu of closing the stock transfer books, the Board of Directors may fix in advance a date, not exceeding 50 days preceding t he date of any meeting of stockholders, or the date for the payment of any dividend or the date for allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the stockholders entitled to notice of and to vote at any such meeting, or entitled to receive payment of any such dividends, or any such allotment of rights, or to exercise the rights in respect to any such change, conversion, or exchange of capital stock, and in such case only stockholders of record on the date so fixed shall be entitled to such notice of and to vote at such meeting, or to receive payment of such dividend, or allotment of rights, or exercise such rights, as the case may be, and notwithstanding any transfer of any stock on the books of the Company after any such record date fixed as herein provided.


                           Article IX.

                         CORPORATE FUNDS

     The funds of the corporation shall be deposited in such bank or banks as the Board of Directors may direct and shall be withdrawn only on checks signed by such officer or officers or other agents of the corporation as said Board may authorize.


                           Article X.

                            DIVIDENDS

     Dividends may be declared and paid out of surplus only at such times and in such amounts as the Board of Directors may in their absolute discretion determine and designate, subject to the restrictions and limitations imposed by law, the Certificate of Incorporation, and these Bylaws.


                           Article XI.

                       AMENDMENT OF BYLAWS

     These Bylaws may be amended, altered or repealed at any meeting of the Board of Directors by affirmative vote of a majority of all members of the Board of Directors. The stockholders shall have the power to rescind, alter, amend or repeal any Bylaws and to enact Bylaws which, if expressly so provided, may not be amended, altered or repealed by the Board of Directors.


                          Article XII.

                   CONTROL SHARE ACQUISITIONS

     Article 14.1 of Chapter 9 of Title 13.1 of the Code of
Virginia, entitled Control Share Acquisitions, shall not apply to acquisitions of shares of the corporation. [Added by Board of Directors resolution of January 21, 1998.]





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